                                                                    EXHIBIT 10.3

                                 LOAN AGREEMENT


THIS AGREEMENT dated June 20, 1996,

BETWEEN:

    622291 Ontario Limited, a Company duly incorporated under the laws of the Province of Ontario, Of Ottawa, Ontario,

                                                               (the "Company 1")

AND:

    Edward Arabians Inc., a Company duly incorporated under the laws of the Province of Ontario of Ottawa, Ontario,

                                                               (the "Company 2")

AND:

    David Edwards, Business Person, of c/o 240 Argyle Avenue, Ottawa, Ontario,

                                                            (the "Individual 1")

AND:

             , Business Person, of
                         , Ontario

                                                            (the "Individual 2")

 (the above described are individually and collectively called the "Borrower")

                                                               OF THE FIRST PART

AND:

    BUSINESS DEVELOPMENT BANK OF CANADA, incorporated by Special Act of the Parliament of Canada and having its Head Office in the City of Montreal, in the Province of Quebec, with a branch at Ottawa, Ontario

                          ("BDC")                           OF THE SECOND PART


                                    CONTENTS

1.    Interpretation    6.  Other Payment Provisions  11.  Financial Reporting
2.    The Loan          7.  Security                  12.  Inspections
3.    Repayment Terms   8.  Business and Assets       13.  Default
4.    Other Terms       9.  Environment               14.  Remedies and Powers
5.    Prepayment       10.  Insurance                 15.  General

The Borrower covenants and agrees with BDC as follows:

1.  INTERPRETATION

    1.01 Definitions
         -----------

         "Application for Financing" means the form of application for the Loan
          -------------------------
         executed by the Borrower and dated prior to the Commitment Letter.


         "BDC's Operational Rate" means the annual rate of interest announced by
          ----------------------
         BDC from time to time as its operational rate then in effect for determining the floating interest rates on Canadian dollar commercial and industrial loans.


         "Base Rate" means the annual rate of interest announced by BDC from
          ---------
         time to time as its base rate applicable to each of BDC's Fixed Interest Rate Plans then in effect for determining the fixed interest rates on Canadian dollar commercial and industrial loans.


         "Commitment Letter" means the letter of offer of the Loan dated June 3,
          -----------------
         1996 and subsequent modifications.


         "Corresponding Fixed Interest Rate Plan" means in relation to the
          --------------------------------------
         prepayment of a fixed interest rate loan, the Fixed Interest Rate Plan equal to the number of years, rounded to the nearest year (minimum of one year), from the date the prepayment is received to the next scheduled Interest Adjustment Date (or the Maturity Date if earlier).


         "Fixed Interest Rate Plan" means at any time a fixed interest rate plan
          ------------------------
         offered by BDC to its customers generally at such time.


         "Floating Interest Rate Plan" means the floating interest rate plan set
          ---------------------------
         out herein.


         "Interest Adjustment Date"  means the dates established in this
          ------------------------
         agreement for the adjustment or further adjustment of the interest rate.


         "Loan" means the loan offered in the Commitment Letter in the amount of
          ----
         $509,160.00.

         "Loan Rate" means the floating interest rate applicable to this Loan
          ---------
         which is an annual rate of 0.70% above BDC's Operational Rate calculated as set out herein.


         "Maturity Date" is 2006, August, 23 on which date any monies then
          -------------
         unpaid will be due.


         "Month of Loan Authorization" is June 1996.
          ---------------------------


         "Permitted Encumbrance" means financial or other charges permitted to
          ---------------------
         rank in priority to the Security under the terms of the Commitment Letter.


         "Security" means the security described in Schedule "A" attached and
          --------
         all additions, replacements or modifications thereto.

    1.02 Governing Law
         -------------

         This agreement and the Security and the rights and obligations of the parties under this agreement and the Security will be governed by and construed and interpreted in accordance with the laws of Ontario.

2.  THE LOAN

    BDC has agreed to lend to the Borrower and the Borrower has agreed to borrow from BDC, the Loan pursuant to the Commitment Letter and the Borrower has agreed to give the Security to secure the Loan.

3.  REPAYMENT TERMS

    The Borrower will repay to BDC at its head office in the City of Montreal, in the Province of Quebec, or at such other place in Canada as BDC may in writing from time to time direct, the Loan with interest thereon as follows:

    PRINCIPAL AMOUNT $509,160.00

    INTEREST RATE

    The interest rate shall vary automatically without notice to the Borrower upon change in BDC's Operational Rate. AT the date of he Commitment Letter, BDC's Operational Rate as 7.80% per annum, the Loan Rate was 0.70% per annum above BDC's Operational Rate and the interest rate was therefore 8.50% per annum.

    FIRST PAYMENT DATE

    a)   Interest

         The 23rd day of the month following the first disbursement of principal.

    b)   Principal

    AMOUNT OF EACH PERIODIC PAYMENT

    a)   Interest

         Interest is calculated daily not in advance on the principal outstanding from time to time commencing on the date of the first disbursement of principal. Interest is paid monthly on the 23rd day of each month commencing as provided above and continuing until all amounts required to be paid under the Loan are paid. Where the parties have agreed, BDC may retain a portion of the Principal Amount and deduct, from time to time from such portion regular payments of interest as provided for herein.

     b)  Principal


           1 payment   of $3,985.00  commencing  July 23, 1996    ,followed by
         121 payments  of $4,175.00  commencing  August 23, 1996  ,followed by
             payments  of            $commencing                  ,followed by
             payments  of            $commencing                  ,followed by

         with the balance of the principal and any other monies owing to be paid on August 23, 2006 the Maturity Date.

4.  OTHER TERMS

    4.01 Switching Plans
         ---------------

         The Borrower may, at any time, elect to change to any Fixed Interest Rate Plan offered by BDC at the time of such election upon giving BDC 30 days notice of such election and upon payment of BDC's standard switching fee then in effect and upon other terms and conditions agreed upon with BDC at the time.

    4.02 Interest Adjustments
         --------------------

         Any underlying conditions in the Commitment Letter allowing other adjustments by BDC to the Loan Rate, if any, apply to the Loan.

5.  PREPAYMENT

    5.01 Fixed Interest Rate Plan
         ------------------------

         If the Borrower is on a Fixed Interest Rate Plan, the following provisions will apply:

         The Borrower shall have the privilege of prepaying at any time, without notice, the whole or any part of the outstanding principal upon payment of the accrued interest, and any other sums due at the date of the prepayment provided that an indemnity is paid to BDC which is equal to:

         a) three months' interest on the principal prepaid, such interest to be computed in the same manner and at the same rate as a monthly installment of interest herein would, at time of prepayment, be calculated; and

         b) an interest differential charge which is only applicable if, on the date prepayment is received, BDC's Base Rate for the Corresponding Fixed Interest Rate Plan is lower than the Base Rate in effect when the Borrower either entered or renewed the Fixed Interest Rate Plan being prepaid, whichever is the most recent. The interest differential is the difference between these two rates. The interest differential is multiplied by the principal that would have been outstanding at the 23rd of each month until the next Interest Adjustment Date (or the maturity of the principal if earlier). Then the present value of the amount or amounts obtained by such multiplication is then calculated by discounting such amount or amounts using the Base Rate for the Corresponding Fixed Interest Rate Plan as the discount factor. The total of the present values is the interest differential charge.

         PROVIDED THAT the said indemnity shall not exceed the amount chargeable upon prepayment according to the terms of the Interest Act of Canada

         In the case of partial prepayment, the interest differential charge will be reduced in the same proportion as the amount prepaid bears to the principal outstanding at the time prepayment is received.

    5.02 Floating Interest Rate Plan
         ---------------------------

         If the Borrower is on the Floating Interest Rate Plan, the Borrower shall have the privilege of prepaying at any time, without notice, the whole or any part of the outstanding principal upon payment of the accrued interest, and any other sums due at the date of prepayment provided that an indemnity is paid to BDC which is equal to three months' interest, at the Loan Rate, on the amount prepaid.

    5.03  Annual Privilege
          ----------------

         In addition to the foregoing prepayment provisions, the Borrower shall have the privilege of prepaying annually, on the anniversary of the 24th day of the Month of Loan Authorization, an amount not exceeding 15% (non-cumulative from one year to another) of the outstanding principal without indemnity.

    5.04 General
         -------

         Partial prepayments shall be applied regressively on the then last maturing installments of principal.

6.  OTHER PAYMENT PROVISIONS

    6.01 Payment Date
         ------------

         Although it is stated above that payments of principal and interest are to be made on the 23rd day of the month, it is agreed that BDC has the right, exercisable at any time, to designate any other day of the month for payments in place of the 23rd.

    6.02 Interest Calculations
         ---------------------

         Interest is calculated as provided in this Agreement as well after as before maturity, both before and after default and both before and after judgment.

    6.03 Arrears of Interest
         -------------------

         Arrears of interest bear interest at the rate from time to time chargeable on principal calculate and paid at the same times and in the same manner as interest on principal and is secured by the Security.

    6.04 Expenses and Fees
         -----------------

         The Borrower covenants to pay on demand:

         a) all legal fees and disbursements on a solicitor and own client basis in respect of the Loan, the preparation, issue and registration of the Security and all legal, receiver's, bailiff's or other fees and disbursement in respect of the enforcement or preservation of BDC's rights and remedies under the Loan, or the Security. In addition, the Borrower covenants to pay the costs of any appraiser and any environmental investigator engaged by BDC to effect any inspection, appraisal, investigation or environmental audit of the secured assets and the cost of any environmental rehabilitation, removal, or repair necessary to protect, preserve or remediate the secured assets, including any cost, fine or penalty BDC is obliged to incur by reason of any statute, order or direction by competent authority. The Borrower's obligations to indemnify BDC under this paragraph continue before and after default and notwithstanding repayment of the Loan or discharge of any part or all of the Security;

         b) an allowance for the time, work and expense of BDC or of any agent, solicitor or servant of BDC for any purpose herein provided for and whether such time, work or expense is advanced or incurred with the consent of the Borrower or otherwise; and

         c) all fees from time to time chargeable by BDC arising out of any term of the Commitment Letter or any of the Security including inspection, administration, discharge and returned cheque handling fees.

    6.05 Interest on Unpaid Amounts
         --------------------------

         Any amounts required to be paid herein, if not paid when due, will bear interest until paid in the same manner as arrears of interest and are secured by the Security.

7.  SECURITY

    7.01 Form of Security
         ----------------

         All Security shall be in form and substance satisfactory to BDC and its counsel and shall be in form sufficient for registration or filing under all applicable laws.

    7.02 Further Assurances
         ------------------

         The Borrower shall, at its sole cost, execute and deliver or cause to be executed and delivered to BDC such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge, charge, guarantee or acknowledgement or such additional instruments or other assurances as BDC may from time to time reasonable require to carry out the intent of this agreement.

    7.03 Multiple Security
         -----------------

         Notwithstanding anything else contained in any part of the Security, each part is given as additional, concurrent and collateral security to the remainder of the Security, and BDC shall not be obliged to realize or enforce its rights under any part of the Security before enforcing or realizing on the remainder of the Security, but may enforce or realize on any part of the Security as it sees fit, in whichever order it sees fit, and may abstain from enforcing any part of the Security as it sees fit, any rule of law or equity to the contrary notwithstanding.

8.  BUSINESS AND ASSETS

    8.01 Title to Assets
         ---------------

         The Borrower represents and warrants the Borrower's good and marketable title to its assets that are subject to the Security, in each case free and clear of any encumbrance other than Permitted Encumbrances.

    8.02 Material Contracts
         ------------------

         The Borrower represents and warrants that all material contracts to which the Borrower is a party or which affect the Borrower's business or its assets that are subject to the Security are not in default and will remain in good standing.

    8.03 Claims and Litigation
         ---------------------

         The Borrower represents and warrants that there are no actions, suits, or claims pending or threatened against the Borrower by any person or governmental authority which could, if an adverse decision is made, affect the ability of the Borrower to perform its obligations under this agreement.

    8.04 Conduct of Business
         -------------------

         The Borrower will agree to carry on its business in a proper business-like manner, will keep proper books of account and records covering all its business and affairs, will maintain in good standing all necessary licenses, permits, approvals and consents and will comply with all laws, ordinances and regulations applicable to it.

    8.05 Reorganization
         --------------

         The Borrower agrees not to amalgamate, merge, consolidate or enter into any business combination with any other person without the prior written consent of BDC.

    8.06 Corporate Undertakings
         ----------------------

         Where the Borrower is a corporation, it shall not, without BDC's prior written consent:

         a)  issue, purchase or redeem its shares;

         b) permit any of its shareholders to sell, transfer or dispose of its shares;

         c)  declare or pay any dividends on any of its issued shares.

    8.07 Maintenance
         -----------

         The Borrower will keep and maintain all of its assets used in the conduct of its business in good order, repair and condition (reasonable wear and tear excepted).

    8.08 Security and Liens
         ------------------

         The Borrower will not give, grant, assume or permit to exist, any encumbrance on any of its assets that are subject to the Security other than Permitted Encumbrances.

    8.09 Nature of Business
         ------------------

         The Borrower will not:

         a) engage in any business or permit the use of its premises whether by a tenant or other person for any purpose that would constitute an ineligible activity under the Commitment Letter;

         b) change its name or the location of the assets that are subject to the Security without BDC's prior written consent.

         c) change the nature or type of its business without BDC's prior written consent; and

         d) sell, transfer or dispose of the assets that are subject to the Security without BDC's prior written consent except in the ordinary course of business.

9.  ENVIRONMENT

    The Borrower represents and agrees that:

    a) it operates and will continue to operate in conformity with all environmental laws and will ensure its staff is trained as required for that purpose;

    b) it has an environmental emergency response plan and all officers and employees are familiar with that plan and their duties under it;

    c) it possesses and will maintain all environmental licenses, permits and other governmental approvals as may be necessary for the conduct of its business;

    d) its assets are and will remain free of environmental damage or contamination;

    e) there has been no complaint, prosecution, investigation or proceeding, environmental or otherwise, with respect to the Borrower's business or assets;

    f) it will advise BDC immediately upon becoming aware of any environmental problem relating to its business or its assets that are subject to the Security;

    g) it will provide BDC with copies of all communications with environmental officials and all environmental studies or assessments prepared for the Borrower and it consents to BDC contacting and making enquiries of environmental officials or assessors;

    h) it will not install on or under any land mortgaged to BDC storage tanks for petroleum products or any hazardous substance without BDC's prior written consent and only upon full compliance with the Bank's requirements and local ordinances or regulations.

10. INSURANCE

    During the continuance of this Loan, the Borrower shall insure and keep insured all property provided as security hereunder to their full insurable value against loss or damage, however caused. The insurance policy(ies) shall record BDC as loss payee and contain the standard mortgage clause as approved by the Insurance Bureau of Canada, or a mortgage endorsement or a Breach of Warranty Clause, as appropriate. The Borrower shall provide evidence of the insurance coverage and pertinent clauses to BDC, if an when requested.

    If the Borrower does not maintain insurance as required, BDC may purchase insurance to protect its own interest and the premiums shall be payable by the Borrower.

    The Borrower shall notify BDC of the occurrence of any damage or loss and furnish any necessary proof to enable BDC to obtain payment of the insurance money.

    Receipt of insurance proceeds by BDC does not constitute a payment on the Loan unless BDC chooses to apply the funds to the Loan and any release of insurance proceeds not so applied does not constitute a readvance under the Loan.

    If any insurance proceeds become payable, BDC may, in its absolute discretion, apply such proceeds to the Loan and such other obligations of the Borrower to it in whatever order or manner it sees fit and may release such proceeds or part of them.

    The Borrower hereby authorizes and directs the insurer under any policy of insurance called for above to include the name of BDC as a loss payee in any cheque or draft which may be issued with respect to a claim settlement under such insurance and the production by BDC of a copy of this agreement shall be the insurer's full and complete authority for so doing.

11. FINANCIAL REPORTING

    The Borrower shall deliver to BDC its annual financial statements within 90 days of fiscal year end and interim financial statements within 30 days after the end of statement date.

12. INSPECTIONS

    BDC may, by its officers or authorized agents, enter upon the Borrower's premises at any time, from time to time, to inspect or to appraise the Borrower's assets that are subject to the Security and to inspect the books and records of the Borrower and make extracts therefrom.

13. DEFAULT

    13.01  Events of Default
           -----------------

         The Borrower shall be in default under this agreement in the event of a default pursuant to any of the Security, or in any of the following events:

         a) the Borrower makes default in the payment of the Loan or any money secured by the Security, at the time and in the amounts provided; or

         b) the Borrower is in breach of any term, condition, obligation or covenant to BDC, or any representation or warranty to BDC is untrue, whether or not contained in the Security, the Commitment Letter or this agreement; or

         c) the Borrower declares itself to be insolvent or admits in writing is inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies Creditors' Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment; or

         d) a receiver, receiver and manager or receiver manager of all or any part of the Borrower's assets is appointed; or

         e) an order is made or an effective resolution is passed for winding up the Borrower; or

         f) the Borrower ceases or threatens to cease to carry on all or a substantial part of its business; or

         g) an order of execution against the Borrower's assets or any part thereof remains unsatisfied for a period of 10 days; or

         h) BDC in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Borrower's obligations is impaired; or that the property provided as security hereunder is in danger of loss, damage, misuse, seizure or confiscation; or

         i) the lessor under any lease to the Borrower of any real or personal property takes any steps to or threatens to terminate such lease, or otherwise exercise any of its remedies under such lease as a result of any default thereunder by the Borrower; or

         j) the Borrower causes or allows hazardous materials to be brought upon any lands or premises occupied by the Borrower or incorporated into any of its assets without BDC's prior consent, or if the Borrower causes, permits or fails to remedy any environmental contamination upon, in or under any of its lands or assets, or fails to comply with any abatement or remediation order given by a responsible authority; or

         k) the Borrower is in default under any loan agreement or security given by the Borrower to BDC or to any other lender in relation to any indebtedness other than the Loan or the Borrower accelerates or permits the acceleration of the maturity of any material indebtedness to any creditor other than BDC.

         l) if any representation or statement made or furnished to BDC by the Borrower or on the Borrower's behalf is false or misleading in any material respect; or

         m) if any of the events described in this default section occurs with respect to any guarantor of the Loan.

         Default under this agreement or any of the Security constitutes default under all of the Security and this agreement.

         Any default or non-compliance with any terms of the Commitment Letter not at variance with this agreement shall constitute an event of default under this agreement.

    13.02  Consequences of Default
           -----------------------

         In the event of default hereunder, the Loan and any other money secured by the Security shall, at the option of BDC, immediately become due and payable and the Security enforceable.

14. REMEDIES AND POWERS

    14.01  Obligation to Advance
           ---------------------

         Neither the execution and delivery of this agreement or the Security nor the advance of money thereunder binds BDC to make any advance or further advance of the Loan.

    14.02  Dealings by BDC
           ---------------

         BDC may grant extensions of time and other indulgences, take and give up securities including the Security, accept compositions, grant releases and discharges and otherwise deal with the Borrower, debtors of the Borrower, sureties and others and with the Security or any other security from time to time given to BDC by the Borrower or any other person all as BDC may see fit without prejudice to any of the Borrower's indebtedness, liabilities and obligations to BDC or BDC's right to hold and realize on any security. The Borrower further agrees that it shall not be released nor shall its liability be in any way reduced by reason that BDC has done or concurred in the doing of anything whereby a surety would be released in whole or in part.

    14.03  Remedies Cumulative
           -------------------

         BDC may in its sole discretion realize upon any security including the Security held by it in any order or concurrently whether such security is held by it at the date hereof or is provided at any time hereafter. No realization or exercise by BDC of any power or right hereunder or under any security shall in any way prejudice any further realization or exercise until all obligations are fully satisfied. All rights and remedies of BDC under this agreement are cumulative and not in substitution for its rights under the Security or at law.

    14.04  Waiver
           ------

         BDC may at any time waive any default which may have occurred. No such waiver shall extend to or affect any other default or BDC's rights or remedies in respect thereof.

    14.05  Appropriation
           -------------

         BDC may, after default, appropriate any moneys received by it from the Borrower or any other person, to payment of such of the obligations of the Borrower hereunder or under any other agreement between BDC and the Borrower as BDC in its sole discretion may see fit, and any such appropriations may be changed or varied from time to time.

    14.06  Non-Merger
           ----------

         Neither this agreement nor the Security shall operate so as to create any merger or discharge of any warranties, obligations, covenants or representations of the Borrower under the Application for Financing, Commitment Letter, any amendment to them, or other document delivered by or on behalf of the Borrower, all of which survive the execution and delivery of the Security, the perfection of the Security interests created thereby, and the advance of money by BDC.

         The taking of a judgment or judgments or any other action or dealing whatsoever by BDC in respect of any security from time to time given to BDC by the Borrower or any other person shall not operate as a merger or release of any of the Borrower's indebtedness, liabilities or obligations hereunder or in any way affect or prejudice the rights and remedies of BDC with respect to such indebtedness, liabilities and obligations.

15. GENERAL

    15.01  Conflicts with other Documents
           ------------------------------

         Except for the Application for Financing, the Commitment Letter, the Security and any other instrument delivered hereunder or pursuant hereto, this agreement constitutes the entire agreement between BDC and the Borrower with respect to the subject matter hereof.

         Except as hereinafter expressly provided, to the extent that any provision of the Application for Financing, the Commitment Letter or any of the Security or any other instrument delivered hereunder or pursuant hereto is inconsistent with or in conflict with the provisions of this agreement, the provisions of this agreement shall govern.

    15.02  Limits on Interest, Royalties and Fees
           --------------------------------------

         If, at any time during the term of this Loan, the aggregate amount of interest, royalties (including additional interest, commissions, premiums or other similar charges on sales, budgeted revenues or net revenues of the Borrower) and fees paid or payable in connection with the advancing of the credit pursuant to the provisions of this agreement or any deed or agreement relating thereto (collectively, the "Charges") would, except for this Section, constitute an amount that might be considered as being the result of the application of an effective annual rate of interest on the credit advanced that is prohibited under any law, then such Charges shall be reduced such that the Charges paid or payable at any such time be the result of the application of an effective annual rate of interest (the "Reduced Rate of Return") on the credit advanced equal to a rate that is one percent (1%) pe annum less than the minimum rate which would be prohibited under such law, the whole as calculated in accordance with generally accepted actuarial practices and principles. Any such reduction shall be effected by BDC, as it shall deem appropriate, by either reducing the obligation of the Borrower to pay any portion of the Charges which would be in excess of the amount resulting from the application of the Reduced rate of Return (the "Excess Portion"), or, as the case may be, by refunding to the Borrower the Excess Portion paid by the Borrower, the whole as determined by BDC in accordance with generally accepted actuarial practices and principles. Any such repayment shall be made by BDC by no later than the fifth (5th) business day following the date upon which BDC, acting reasonably and in good faith, shall have determined that any amount received from the Borrower constitutes an Excess Portion.

    15.03  Notice
           ------

         Any demand or notice herein referred to may be effectively given by BDC by personal delivery thereof or by mailing such demand or notice by prepaid post to the Borrower at the address set out above, or at such other address as may be given in writing by the Borrower to BDC. Delivery by Fax transmission is deemed to be personal service and is deemed to be received on the next business day following transmission. Delivery by prepaid mail is deemed to be received three business days after mailing.

    15.04  Severability
           ------------

         Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    15.05  Time of the Essence
           -------------------

         Time is of the essence of this agreement.

    15.06  Multiple Borrowers
           ------------------

         Whenever the term "Borrower" includes more than one party:

         a) all covenants, liabilities, and obligations entered into by or imposed on the Borrower herein are deemed to be joint and several;

         b) each of the parties constituting the Borrower is, as between them, in the position of principal debtor in respect of the Loan and all monies payable under the Security and notwithstanding any subsequent change in their position inter se or notice thereof for all purposes of this agreement remain in the position of principal debtor and BDC is not bound by or obliged to recognize any such change or notice.

    15.07  No Assignment
           -------------

         The Borrower may not assign any of its rights or obligations under this agreement, and no such purported assignment shall be effective, without the prior written consent of BDC, which consent may be arbitrarily withheld.

    15.08  Discharges
           ----------

         The Borrower shall pay a fee, to be fixed by BDC, for the preparation or execution of any full or partial release or discharge of any of the Security, any Borrower, or any guarantor of the Loan.

    15.09  Preincorporation Advances
           -------------------------

         In the event any of the Borrowers were not yet incorporated or did not have legal status at the time of execution of the Commitment Letter or at the time of any advance of principal under the Loan such Borrower ratifies and approves all such actions, confirms that such advance was applied for its benefit and assumes liability for such advance, such contract and any expenditure made or cost incurred by BDC hereunder.

    15.10  Successors and Assigns
           ----------------------

         This agreement shall enure to the benefit of and be binding on the parties hereto and their respective heirs, executors, successors and permitted assigns as the case may be.

    15.11  Captions
           --------

         The division of this agreement into sections and the insertions of headings are for convenience of reference only and do not affect the interpretation of this agreement.

    15.12  Interpretation
           --------------

         Whenever in this agreement the singular or neuter pronoun is used the same shall be respectively construed as the plural, masculine or feminine where the context or the parties hereto require.

    15.13  Counterparts
           ------------

         This agreement may be executed in any number of counterparts and by different persons in separate counterparts, each of which when so executed shall be deemed to be an original all of which taken together shall constitute one and the same agreement.

    15.14  Receipt by the Borrower
           -----------------------

         The Borrower acknowledges receipt of an executed copy of this agreement.

    15.15  Schedules
           ---------

         All schedules annexed hereto shall be incorporated into and form an integral part of this agreement.

EXECUTION

    The Borrower has executed this agreement personally or by its authorized signatories as the case may be.

            EXECUTION DATE

Officer          Y    M    D
Signature(s)
               1996  06    20            Borrower(s) Signature(s)

                                         622291 Ontario Limited
                                         Per:


                                         /s/ David Edwards
                                         -----------------
                                         David Edwards - President


                                         Edwards Arabian Inc.
                                         Per:


                                         /s/ David Edwards
                                         -----------------
                                         David Edwards - President



                                         /s/ David Edwards
                                         -----------------
                                         David Edwards

                         SCHEDULE "A" TO LOAN AGREEMENT
                                    BETWEEN



                                  AS BORROWER
                                      AND
                      BUSINESS DEVELOPMENT BANK OF CANADA
                              DATED June 20, 1996



                                    SECURITY



1. A first mortgage from 622291 Ontario Limited for $509,160.00 on premises described as Part of Lot 30, Concession 9, Township of Elizabethtown, County of Leeds.

2. A security agreement from 622291 Ontario Limited providing a first charge on all its present and after acquired personal property.

3. An assignment of Shareholder Loan of $836,328.00 owing by 622291 Ontario Limited to David Edwards.

4. An Assignment of Rents from 622291 Ontario Limited and acknowledgment from all tenants.